A&B EXCESS BENEFITS PLAN

AMENDMENT NO. 1

The A&B Excess Benefits Plan, as amended and restated effective January 1, 2008, hereinafter referred to as the “Plan,” is hereby amended effective January 1, 2008 as follows:

1.	Section 3.01 is amended in its entirety to read as follows:

“3.01           Eligibility.  Any employee of A&B who is a participant in the A&B Retirement Plan or the A&B Profit Sharing Plan and who is highly compensated or who is one of a select group of management employees shall be eligible to participate in this Plan.  However, an employee who is eligible for cash balance formula benefits under the A&B Retirement Plan shall not be eligible for benefits described under Section 4.01.”

2.	Except as modified by this Amendment, all terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment to be executed on its behalf by its duly authorized officers on this 9th day of September, 2009.

ALEXANDER & BALDWIN, INC.

By   /s/ Son-Jai Paik
Its Vice President

By   /s/ Alyson J. Nakamura
Its Secretary